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          ALLIANCE NEW YORK MUNICIPAL INCOME FUND, INC.

                    ARTICLES OF INCORPORATION



         FIRST:    (1)  The name of the incorporator is Kathleen
K. Clarke.

                   (2) The incorporator's post office address is 1200 G Street, N.W., Washington, DC 20005.

                   (3)  The incorporator is over eighteen years
of age.

                   (4)  The incorporator does hereby form the
corporation named herein under the general laws of the State of Maryland.

         SECOND:   The name of the corporation (hereinafter
called the "Corporation") is Alliance New York Municipal Income
Fund, Inc.

         THIRD:    The purpose for which the Corporation is
formed is to conduct and carry on the business of an investment company registered under the Investment Company Act of 1940. The Corporation shall have all of the powers granted to corporations by the Maryland General Corporation Law now or hereafter in force.

         FOURTH:   The post office address of the principal
office of the Corporation within the State of Maryland is 300 Lombard Street, Baltimore, Maryland 21202, in care of The
Corporation Trust Incorporated.

         The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 Lombard
Street, Baltimore, Maryland 21202.

         FIFTH:    The total number of shares of stock which the
Corporation shall have authority to issue is Two Billion (2,000,000,000), par value $.001 per share, all of which initially shall be Common Stock. The aggregate par value of all authorized shares of stock having par value is Two Million Dollars ($2,000,000). If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Article SEVENTH, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or



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reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. All shares of stock of the Corporation shall be subject to the charter of the Corporation (the "Charter") and the Bylaws of the Corporation, including, without limitation, the following provisions:

                   (1) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                   (2)  No holder of any shares of stock of the
Corporation shall be entitled to any preemptive rights except those that the Board of Directors may determine from time to time.

                   (3)  All persons who shall acquire stock or
other securities of the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws, each as from time to time amended.

                   (4) Dividends payable in cash authorized and declared by the Board of Directors shall be automatically invested in shares of Common Stock pursuant to a Dividend Reinvestment Plan which may be adopted by the Board of Directors, as modified or amended from time to time, but which must contain provisions permitting stockholders to elect not to participate in such Plan. If the Board of Directors determines not to implement or to terminate such Dividend Reinvestment Plan, dividends authorized and declared and payable in cash shall be paid to stockholders in cash. The Board of Directors may appoint a Plan Agent for the Dividend Reinvestment Plan. Appointment of the Plan Agent by the Board of Directors shall also constitute appointment of the Plan Agent by the participants in the Dividend Reinvestment Plan. If additional classes of stock are issued, dividends declared in respect of such classes shall not be subject to this Section.

                   (5) The Board of Directors, without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.



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         SIXTH:    (1)  The Corporation initially shall have one
director. The number of directors of the Corporation may be changed only by the Board of Directors pursuant to the Bylaws of the Corporation, but the number of directors shall never be less than the number prescribed by the Maryland General Corporation Law. The term of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The name of the initial director of the Corporation is Edmund P. Bergan, Jr.

                   (2)  Beginning with the first annual meeting
of stockholders held after the initial public offering of the shares of stock of the Corporation (the "Initial Annual Meeting") the Board of Directors shall be divided into three classes. Within the limits specified in Section (1) of this Article SIXTH and the Bylaws of the Corporation, the number of directors in each class shall be determined by resolution of the Board of Directors. The term of office of each director in the first class shall continue to the date of the annual meeting of stockholders held one year after the Initial Annual Meeting and until his successor is elected and qualifies. The term of office of each director in the second class shall continue to the date of the annual meeting of stockholders held two years after the Initial Annual Meeting and until his successor is elected and qualifies. The term of office of each director in the third class shall continue to the date of the annual meeting of stockholders held three years after the Initial Annual Meeting and until his successor is elected and qualifies. Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

                   (3)  The Corporation elects, at such time as
such election becomes available under Section 3-802(b) of the Maryland General Corporation Law, that, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock of the Corporation, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

                   (4) A director may be removed only for cause by the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast for the election of such director.



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         SEVENTH:  The following provisions are inserted for the
purpose of defining, limiting and regulating the powers of the Corporation, the Board of Directors and the stockholders.

                   (1)  The business and affairs of the
Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by the Charter or by the Bylaws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:

                        (a)  to make, alter and repeal the Bylaws
         of the Corporation;

                        (b)  to issue and sell, from time to
         time, shares of any class of the Corporation's stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine;

                        (c)  from time to time to determine the
         net asset value per share of the Corporation's stock or to establish methods to be used by the Corporation's officers, employees or agents for determining the net asset value per share of the Corporation's stock;

                        (d)  from time to time to determine to
         what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized to do so by resolution of the Board of Directors; and

                        (e)  to classify or to reclassify, from
         time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of or rights to require redemption of the stock and any of the terms of any class or series of stock set or changed pursuant to this paragraph (e) may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may


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         vary among holders thereof, provided that the manner in
         which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary relating to such class or series of stock filed with the State Department of Assessments and Taxation of Maryland.

                   (2)  Except as provided in Article SIXTH,
Sections (3), (4) and (6) of this Article SEVENTH and in Article NINTH, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as in effect from time to time, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto.

                   (3)  Notwithstanding any other provisions of
the Charter, the conversion of the Corporation from a closed-end company to an open-end company and any amendment to the Charter of the Corporation to effect any such conversion, shall require the affirmative vote of seventy-five percent (75%) of the outstanding shares of stock of the Corporation. Such affirmative vote shall be in addition to the vote of the holders of the Common Stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

                   (4) (a) Notwithstanding any other provision of the Charter, and subject to the exceptions provided in Paragraph (d) of this Section (4), the types of transactions described in Paragraph (c) of this Section (4) shall require the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation when a Principal Shareholder (as defined in Paragraph (b) of this Section (4)) is a party to the transaction. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

                        (b)  The term "Principal Shareholder"
shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (B) below, of a Principal Shareholder. For the purposes of this Section (4), in addition


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to the shares of stock which a corporation, person or other entity beneficially owns directly, (i) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (A) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding stock options granted by the Corporation) or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (A) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time, and (ii) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (A) and (B) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

                        (c)  This Section (4) shall apply to the
following transactions:

                             (i)The merger, consolidation or
statutory share exchange of the Corporation with or into any Principal Shareholder.

                             (ii)The issuance of any securities
of the Corporation to any Principal Shareholder for cash except upon (1) reinvestment of dividends pursuant to a dividend reinvestment plan of the Corporation or (2) issuance of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation or (3) a public offering by the Corporation registered under the Securities Act of 1933.

                             (iii)The sale, lease or exchange of
all or any substantial part of the assets of the Corporation to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                             (iv)The sale, lease or exchange to
the Corporation or any subsidiary thereof, in exchange for securities of the Corporation, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such



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computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                        (d)  The provisions of this Section (4)
shall not be applicable to (i) any of the transactions described in Paragraph (c) of this Section if the Continuing Directors of the Corporation (as defined below) shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries. A "Continuing Director" is a Director who
(i) was a Director on the date of the closing of the initial public offering of the Corporation's Common Stock or (ii) subsequently became a Director and whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of a majority of the Continuing Directors then on the Board of Directors.

                        (e)  The Board of Directors shall have
the power and duty to determine for the purposes of this
Section 4 on the basis of information known to the Corporation, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding shares of any class of stock of the Corporation, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, constitute a substantial part of the assets of the Corporation and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in Paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article.

                   (5)  Any determination made in good faith by
or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to the market value or fair value of any investment or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to


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the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in an orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                        (6)  The liquidation or dissolution of
the Corporation and any amendments to the Charter to terminate the Corporation's existence shall require the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation, provided, however, that if a majority of the Continuing Directors shall have approved the liquidation or dissolution of the Corporation, such action shall require the affirmative vote of a majority of the votes entitled to be cast.

              EIGHTH:   (1)  To the fullest extent that
limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                        (2)  The Corporation shall indemnify and
advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

                        (3)  No provision of this Article EIGHTH
shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct to his office.




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                        (4)  References to the Maryland General
Corporation Law in this Article EIGHTH are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article EIGHTH based on any event, omission or proceeding prior to the amendment.

              NINTH:    (1)  The Corporation reserves the right
to amend, alter, change or repeal any provision contained in the Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

                        (2)  Notwithstanding Section (1) of this
Article NINTH or any other provisions of the Charter, no amendment to the Charter shall amend, alter, change or repeal any of the provisions of Article THIRD, Article SIXTH, Sections (3),
(4) and (6) of Article SEVENTH and this Article NINTH unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.







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         IN WITNESS WHEREOF, the undersigned, being the
incorporator of the Corporation, has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the Maryland General Corporation Law and does hereby acknowledge that said adoption and signing are her act.


                                  By:\s\Kathleen K. Clarke
                                  ___________________________
                                  Kathleen K. Clarke


Dated:  November 9, 2001







































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